UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2018

KAR Auction Services, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-34568	20-8744739
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard
Carmel, Indiana 46032
(Address of principal executive offices)
(Zip Code)

(800) 923-3725
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)	The annual meeting of stockholders of KAR Auction Services, Inc. (the “Company”) was held on June 4, 2018 (“Annual Meeting”).

(b)	At the Annual Meeting, the stockholders:

•    elected all nine nominees for director to the Company’s Board of Directors;

•    approved, on an advisory basis, executive compensation; and

•    ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2018.

The following are the final voting results for each of the three items voted on at the Annual Meeting.

1.	Election of Directors:

NAME	FOR	AGAINST	ABSTAIN	BROKER NON VOTES
Todd F. Bourell	119,548,086	1,186,278	233,420	4,298,728
Donna R. Ecton	120,443,407	291,721	232,656	4,298,728
James P. Hallett	117,951,568	1,516,254	1,499,962	4,298,728
Mark E. Hill	118,232,011	2,503,115	232,658	4,298,728
J. Mark Howell	120,362,520	372,233	233,031	4,298,728
Lynn Jolliffe	119,179,575	1,555,164	233,045	4,298,728
Michael T. Kestner	120,503,344	229,248	235,192	4,298,728
John P. Larson	120,495,240	239,430	233,114	4,298,728
Stephen E. Smith	119,545,097	1,189,997	232,690	4,298,728

2.	Advisory Vote on Executive Compensation:

FOR	AGAINST	ABSTAIN	BROKER NON VOTES
113,861,785	6,015,466	1,090,533	4,298,728

3.	Ratification of Appointment of KPMG LLP:

FOR	AGAINST	ABSTAIN
124,421,865	596,440	248,207

(c)	Not applicable.

(d)	Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2018	KAR Auction Services, Inc.

By: /s/ Rebecca C. Polak
Name: Rebecca C. Polak
Title: Chief Legal Officer and Secretary